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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-89905 and 333-99551) and Form S-3 (Nos. 333-58350 and 333-76122) of HCC Insurance Holdings, Inc. of our reports dated March 10, 2004, relating to the financial statements and financial statement schedules, which appear in HCC Insurance Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003.


/s/ PricewaterhouseCoopers LLP


Houston, Texas
March 10, 2004